Exhibit 10.15

ONE WORLD PRODUCTS, INC.

CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT

THIS CONVERTIBLE PROMISSORY NOTE PURCHASE AGREEMENT (this “Agreement”), dated as of September 16, 2022 (the “Effective Date”), is entered into by and among One World Products, Inc., a Nevada corporation (the “Company”), and Dr. John McCabe (“Investor”).

RECITALS

WHEREAS, the Company has agreed to issue and sell, and Investor has agreed to purchase, a Convertible Promissory Note of the Company in the principal amount of $750,000, in the form attached as Exhibit A hereto (the “Note”), subject to the conditions specified herein.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and conditions set forth below, the Company and Investor, intending to be legally bound, hereby agree as follows:

1. Authorization of Note. The Company has authorized the issuance and sale of the Note in accordance with the terms hereof.

2. Sale and Issuance of the Note. At the Closing, the Company shall sell and issue the Note to Investor, and Investor shall purchase and acquire the Note from the Company, upon the terms and conditions set forth herein.

3. Closing.

(a) Closing. The closing of the sale and purchase of the Note (the “Closing”) shall be held on the Effective Date concurrently with the execution of this Agreement.

(b) Delivery. At the Closing (i) the Investor shall make a loan to the Company in the principal amount of the Note, as set forth on the signature page hereto (the “Principal Amount”) and in accordance with Section 3(c) below; and (ii) the Company shall issue and deliver to the Investor the Note in the Principal Amount.

(c) Wire of Principal Amount. The Principal Amount of Note shall be paid to the Company by delivery of a check made payable to One World Products, Inc.

4. Representations and Warranties of the Company. The Company represents and warrants to the Investor as follows:

(a) Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own and operate its properties and assets and to carry on its business as now conducted and as proposed to be conducted. The Company is duly qualified and is authorized to do business as a foreign entity and is in good standing in each jurisdiction in which it does business, except where the failure to so qualify would not have a material adverse effect on the business, financial condition, results of operations, assets or liabilities of the Company.

(b) Corporate Power. The Company has all requisite corporate power to execute and deliver this Agreement and the Note (collectively the “Note Documents”) and to carry out and perform its obligations under the terms of the Note Documents.

(c) Authorization. All corporate action on the part of the Company, its directors and its stockholders necessary for the authorization, execution, delivery and performance of this Agreement by the Company and the performance of the Company’s obligations hereunder, including the issuance and delivery of the Note. The Note Documents, when executed and delivered by the Company, shall constitute valid and binding obligations of the Company enforceable in accordance with their terms, subject to laws of general application relating to bankruptcy, insolvency, the relief of debtors and, with respect to rights to indemnity, subject to federal and state securities laws.

(d) Offering. Assuming the accuracy of the representations and warranties of Investor contained in Section 5 hereof, the offer, issue, and sale of the Note are and will be exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the “Act”), and have been registered or qualified (or are exempt from registration and qualification) under the registration, permit, or qualification requirements of all applicable state securities law.

5. Representations and Warranties of the Investor to the Company. Investor represents and warrants to the Company that:

(a) Purchase for Own Account. Investor represents that it is acquiring the Note solely for its own account and beneficial interest for investment and not for sale or with a view to distribution of the Note or any securities issuable upon conversion thereof (“Securities”) or any part thereof, has no present intention of selling (in connection with a distribution or otherwise), granting any participation in, or otherwise distributing the same, and does not presently have reason to anticipate a change in such intention.

(b) Information and Sophistication. Without lessening or obviating the representations and warranties of the Company set forth in Section 4, Investor hereby: (i) acknowledges that it has received all the information it has requested from the Company and it considers necessary or appropriate for deciding whether to acquire the Note, (ii) represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Note and to obtain any additional information necessary to verify the accuracy of the information given to Investor and (iii) further represents that it has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risk of this investment.

(c) Ability to Bear Economic Risk. Investor acknowledges that investment in the Note involves a high degree of risk, and represents that it is able, without materially impairing its financial condition, to hold the Note for an indefinite period of time and to suffer a complete loss of its investment.

(d) Further Limitations on Disposition. Without in any way limiting the representations set forth above, Investor further agrees not to make any disposition of all or any portion of the Securities unless and until:

(i) There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(ii) Investor shall have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and if reasonably requested by the Company, Investor shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration under the Act or any applicable state securities laws, provided that no such opinion shall be required for dispositions in compliance with Rule 144.

(e) Accredited Investor Status. Investor is an “accredited investor” as such term is defined in Rule 501 under the Act.

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6. Ownership Limitation. The Company shall not permit any conversion of the Series B Preferred Stock issuable upon conversion of the Note, and the Investor shall not have the right to convert any portion of such Series B Preferred Stock, to the extent that, after giving effect to such conversion, the Investor (together with its affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock of the Company outstanding on such date (the “Beneficial Ownership Limitation”) as calculated pursuant to Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 promulgated thereunder. Upon the written or oral request of the Investor, the Company shall promptly confirm orally or in writing to the Investor the number of shares of Common Stock then outstanding. The Investor and the Company shall each cooperate in good faith in the determinations required hereby and the application hereof. The Investor’s written certification to the Company of the applicability of the Beneficial Ownership Limitation, and the resulting effect thereof hereunder at any time, shall be conclusive with respect to the applicability thereof and such result absent manifest error.

7. Miscellaneous.

(a) Binding Agreement. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, expressed or implied, is intended to confer upon any third party any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

(b) Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada, without giving effect to conflicts of laws principles.

(c) Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

(d) Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

(e) Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed telex, electronic mail or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to Investor at its address set forth on the signature page, or at such other addresses as Investor may designate by ten (10) days’ advance written notice to the other party hereto. All communications to the Company shall be sent to 2332 Galiano Street, 2nd Floor, Coral Gables, Florida 33134, Attn: Timothy Woods, or at such other address as the Company may designate by ten (10) days’ advance written notice to the Investor.

(f) Modification; Waiver. No modification or waiver of any provision of this Agreement or consent to departure therefrom shall be effective unless in writing and approved by the Company and Investor.

(g) Expenses. The Company and each Investor shall each bear its respective expenses and legal fees incurred with respect to this Agreement and the transactions contemplated herein.

(h) Delays or Omissions. It is agreed that no delay or omission to exercise any right, power or remedy accruing to Investor upon any breach or default of the Company under this Agreement or the Note shall impair any such right, power or remedy, nor shall it be construed to be a waiver of any such breach or default, or any acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. It is further agreed that any waiver, permit, consent or approval of any kind or character by Investor of any breach or default under this Agreement, or any waiver by Investor of any provisions or conditions of this Agreement must be in writing and shall be effective only to the extent specifically set forth in writing and that all remedies, either under this Agreement, or by law or otherwise afforded to the Investor, shall be cumulative and not alternative. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and disbursements in addition to any other relief to which such party may be entitled.

(i) Entire Agreement. This Agreement and the Exhibits hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and no party shall be liable or bound to any other party in any manner by any representations, warranties, covenants and agreements except as specifically set forth herein.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties have executed this Note Purchase Agreement as of the date first written above.

COMPANY:

ONE WORLD PRODUCTS, INC.

By:	/s/ Isiah L. Thomas, III
Name:	Isiah L. Thomas, III
Title:	Chief Executive Officer

INVESTOR:

/s/ Dr. John McCabe
Dr. John McCabe

Address:

Signature Page to Note Purchase Agreement

Exhibit A

Form of Convertible Promissory Note